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                                                                     EXHIBIT 5.1
October 16, 2003

PDF Solutions, Inc.
333 West San Carlos Street, Suite 700
San Jose, California 95110

         Re:      PDF Solutions, Inc.
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         At your request, we are rendering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on or about October 16, 2003 in connection with the registration under the Securities Act of 1933, as amended, of a total of 926,695 shares of your Common Stock (the "Common Shares") reserved for issuance under the 2001 Stock Option/Stock Issuance Plan assumed by you in connection with your acquisition of all of the issued and outstanding shares of capital stock of IDS Software Systems, Inc.

         We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

         Based on such examination, we are of the opinion that the Common Shares, when issued and sold as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP